Exhibit 99.1

DAVIDsTEA Announces Planned Departure of President and Chief Executive Officer;

Montreal, Canada, October 21, 2016 — DAVIDsTEA Inc. (“DAVIDsTEA” or the “Company”) (Nasdaq: DTEA) today announced that Sylvain Toutant, the Company’s President and Chief Executive Officer, will be leaving the Company to pursue other interests.  It is the intention of both the Company and Mr. Toutant that he will serve in his current role until the end of the current fiscal year. Upon the effective date of his departure, Mr. Toutant will also cease his directorship held with the Company.

Maurice Tousson, Chairman of the Company’s Board of Directors, stated, “Sylvain has been instrumental in expanding the DAVIDsTEA brand and executing against our key priorities as well as navigating our transition from private to public ownership.  He has assembled a talented and capable team across all functional areas of the organization.  We would like to thank him for his many contributions and wish him the best in his future endeavors. We will be conducting a North America-wide search for a successor.”

Sylvain Toutant added, “This decision to move on has not been an easy one to make, but it is the right one from a personal standpoint and for my family.  DAVIDsTEA is fortunate to have a bench of talent across the company and a team that is so passionate about its purpose and mantra.  It has been a privilege to work with each and every one of them to drive growth and awareness of this unique and special brand.”

About DAVIDsTEA

DAVIDsTEA is a fast-growing retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 208 company-operated DAVIDsTEA stores throughout Canada and the United States as of July 30, 2016, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s growth prospects, product offerings and financial guidance for the coming fiscal quarter and fiscal year. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; the Company’s ability to maximize its e-marketing efforts; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K dated April 12, 2016 and filed with the Securities and Exchange Commission on April 13, 2016. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact

ICR Inc.

Rachel Schacter

(203)-682-8200

investors@davidstea.com